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EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 6, 2002 included in Predictive Systems, Inc.'s Form 10-K for the year ended December 31, 2001 into the Company's previously filed Registration Statements on Form S-8 Nos. 333-32338, 333-35956 and 333-56414.

                               ARTHUR ANDERSEN LLP

New York, New York
March 27, 2002